Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kraton Performance Polymers, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Houston, TX

September 20, 2010